Exhibit 21.1

American Axle & Manufacturing Holdings, Inc.	Delaware	n/a
American Axle & Manufacturing, Inc.	Delaware	100%
Colfor Manufacturing, Inc.	Delaware	100%
MSP Industries Corporation	Michigan	100%
AccuGear, Inc.	Delaware	100%
Oxford Forge, Inc.	Delaware	100%
Auburn Hills Manufacturing, Inc.	Delaware	100%
AAM Travel Services, LLC	Michigan	100%
Rochester Manufacturing, LLC	Indiana	100%
Diversified Mfg & Assembly LLC	Michigan	49%
AAM International Holdings, Inc.	Delaware	100%
AAM Comércio e Participações Ltda.	Brazil	92.57%
AAM do Brasil Ltda.	Brazil	90.76%
Changshu AAM Automotive Driveline High Technology Manufacturing Co. Ltd.	China	100%
American Axle & Manufacturing Korea, Inc.	Korea	100%
AAM India Manufacturing Corporation Private Limited	India	99.92%
AAM Poland Sp. z o. o.	Poland	100%
Albion Automotive (Holdings) Ltd	Scotland	100%
Albion Automotive Limited	Scotland	100%
AAM Germany GmbH	Germany	100%
American Axle & Manufacturing (Thailand) Co., Ltd.	Thailand	99.99%
Hefei AAM Automotive Driveline & Chassis System Co., Ltd.	China	50%
AAM Luxembourg S.à r.l.	Luxembourg	100%
AAM International S.à r.l.	Luxembourg	100%
e-AAM Driveline Systems AB	Sweden	100%
AAM Investment Management (Shanghai) Co. Ltd.	China	100%
AAM Commercial & Trading (Shanghai) Co., Ltd.	China	100%
USM Mexico Manufacturing, LLC	Delaware	100%
USM Holdings, LLC II	Michigan	100%
USM Holdings, LLC	Michigan	100%
AAM Maquiladora Mexico, S. de R.L. de C.V.	Mexico	93.29%
AAM Mexico Holdings LLC	Delaware	100%
American Axle & Manufacturing de Mexico Holdings S. de R.L. de C.V.	Mexico	99.99%
American Axle & Manufacturing de Mexico S. de R.L. de C.V.	Mexico	99.99%
Metaldyne Performance Group, Inc.	Delaware	100%
MPG Holdco I Inc.	Delaware	100%
ASP Grede Intermediate Holdings LLC	Delaware	100%
ASP Grede AcquisitionCo LLC	Delaware	100%
GSC RIII - Grede LLC	Delaware	100%
Grede Holdings LLC	Delaware	82.30%
Grede II LLC	Delaware	100%
Grede Machining LLC	Delaware	100%

Citation Lost Foam Patterns, LLC	Delaware	100%
Grede Wisconsin Subsidiaries LLC	Wisconsin	100%
Grede Omaha LLC	Delaware	100%
Grede Radford LLC	Delaware	100%
Citation Camden Casting Center LLC	Tennessee	100%
Skokie Casting, LLC	Illinois	100%
Novocast, S. de R. L. de C.V.	Mexico	89.20%
Transformaciones Especializadas NC, S.A. de C.V.	Mexico	99.99%
Brillion Iron Works, Inc.	Delaware	100%
Grede LLC	Delaware	100%
Novogredetek Holdings, S. de R.L. de C.V.	Mexico	96.8%
Shop IV Subsidiary Investment (Grede), LLC	Delaware	100%
ASP MD Holdings, Inc.	Delaware	100%
ASP MD Intermediate Holdings, Inc.	Delaware	100%
ASP MD Intermediate Holdings II, Inc.	Delaware	100%
MD Investors Corporation	Delaware	100%
Metaldyne LLC	Delaware	100%
Metaldyne SinterForged Products, LLC	Delaware	100%
Metaldyne BSM, LLC	Delaware	100%
Metaldyne Sintered Ridgway, LLC	Delaware	100%
Metaldyne M&A Bluffton, LLC	Delaware	100%
Metaldyne Powertrain Components, Inc.	Delaware	100%
Gear Design and Manufacturing, LLC	Delaware	100%
Punchcraft Machining and Tooling, LLC	Delaware	100%
Metaldyne Tubular Components, LLC	Delaware	100%
Metaldyne Japan Corporation	Japan	100%
MetaldyneLux S.à.r.l.	Luxembourg	100%
MetaldyneLux Holding S.à.r.l.	Luxembourg	100%
Metaldyne Europe S.à.r.l..	Luxembourg	99.99%
Metaldyne Engine Holdings, S.L.U.	Spain	100%
Metaldyne International Spain, S.L.U.	Spain	100%
Metaldyne Sintered Components España, S.L.U.	Spain	100%
Metaldyne International France SAS	France	100%
Metaldyne GmbH	Germany	100%
H+B Hyprotec Technologie Verwaltungs GmbH	Germany	100%
Metaldyne Zell Verwaltungs GmbH	Germany	100%
Metaldyne International (UK) Ltd.	United Kingdom	100%
Metaldyne International Deutschland GmbH	Germany	100%
Metaldyne Nürnberg GmbH	Germany	100%
Metaldyne Oslavany, spol. s.r.o.	Czech Republic	100%
Metaldyne Grundstücks GbR	Germany	94.90%

Metaldyne Componentes Automotivos do Brasil Ltda.	Brazil	99.99%
Metaldyne Netherlands Sintered Holdings B.V.	Netherlands	100%
Metaldyne Powertrain Mexico, S. de R.L. de C.V.	Mexico	99.99%
MPG Mexico, S. de R.L. de C.V.	Mexico	99.97%
Metaldyne Sintered Components Services S. de R.L. de C.V.	Mexico	99.99%
Metaldyne Sintered Components Mexico, S. de R.L. de C.V.	Mexico	99.97%
Metaldyne Drivetrain Mexico, S. de R.L. de C.V.	Mexico	99.99%
Metaldyne Forged Products, S. de R.L. de C.V.	Mexico	99.99%
Holzer Limited	United Kingdom	100%
Metaldyne Korea Limited	Korea	100%
Metaldyne Hong Kong Limited	Hong Kong	100%
Metaldyne Mauritius Limited	Mauritius	100%
Metaldyne Industries Limited	India	51%
Metaldyne (Suzhou) Automotive Components Co., Ltd	China	100%
ASP HHI Holdings Inc.	Delaware	100%
ASP HHI Intermediate Holdings Inc.	Delaware	100%
ASP HHI Intermediate Holdings II, Inc.	Delaware	100%
ASP HHI Acquisition Co., Inc.	Delaware	100%
HHI Holdings, LLC	Delaware	100%
Bearing Holdings LLC	Delaware	100%
Kyklos Holdings LLC	Delaware	100%
Kyklos Bearing International, LLC	Delaware	100%
Forging Holdings LLC	Delaware	100%
Hephaestus Holdings LLC	Delaware	100%
HHI FormTech Holdings, LLC	Delaware	100%
HHI FormTech, LLC	Delaware	100%
HHI Forging, LLC	Delaware	100%
Jernberg Holdings LLC	Delaware	100%
Jernberg Industries, LLC	Delaware	100%
Impact Forge Holdings, LLC	Delaware	100%
Impact Forge Group, LLC	Delaware	100%
HHI Funding II LLC	Delaware	100%
Gearing Holdings LLC	Delaware	100%
Cloyes Gear Holdings, LLC	Delaware	100%
Cloyes Gear and Products, Inc.	Ohio	100%
The Mesh Company, LLC.	Arkansas	100%
HDM Products, Inc.	Delaware	100%
Cloyes Acquisition Company	Delaware	100%
Cloyes Dynagear Mexicana S. de R.L. de C.V.	Mexico	80%
Huzhou Mapleland Precision Forge Co., Ltd.	China	25%